Exhibit 99.1
© 2023 Valmont ® Industries, Inc. Valmont Industries, Inc. Investor Presentation January 2023

Disclosure Regarding Forward - Looking Statements Jan 2023 These slides contain (and the accompanying oral discussion will contain) “forward - looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties and other fa cto rs that could cause the actual results of the Company to differ materially from the results expressed or implied by such stateme nts , including general economic and business conditions, conditions affecting the industries served by the Company and its subsidi ari es including the continuing and developing effects of the pandemic including the effects of the outbreak on the general economy and the specific economic responses to the Company’s products and services, the overall market acceptance of such products and services, the integration of acquisitions and other factors disclosed in the Company’s periodic reports filed with the Securi tie s and Exchange Commission, as well as future economic and market circumstances, industry conditions, company performance and financial results, operating efficiencies, availability and price of raw materials, availability and market acceptance of new pr oducts, product pricing, domestic and international competitive environments, geopolitical risks and actions and policy changes of do mes tic and foreign governments. Consequently, such forward - looking statements should be regarded as the Company’s current plans, estimates and beliefs. The Company does not undertake and specifically declines any obligation to publicly release the result s o f any revisions to these forward - looking statements that may be made to reflect any future events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events. 2 | Valmont Industries, Inc.

3 Jan 2023 01 02 03 04 Join Our Purpose: Conserving Resources. Improving Life. ® Solving customers’ challenges by providing unique products and solutions , enhanced with technical innovation and aligned to long - term secular growth drivers Executing our strategy and delivering sustainable, long - term profitable growth: >12% Operating Margin & >11% ROIC Employing the Valmont Business Model to drive strong results and create sustainable long - term shareholder value Deploying a balanced capital allocation framework that supports both reinvesting in the business and returning capital to shareholders | Valmont Industries, Inc.

Valmont Snapshot (NYSE: VMI) 4 Delivering Innovative Solutions for Infrastructure and Agriculture Markets Jan 2023 $2,224 $1,012 3Q 2022 YTD Sales 3 ($M) 3Q 2022 YTD Operating Income 4 ($M) Omaha, NE Headquarters $3.5B 2021 Net Sales $7B Market Cap 1 100+ Countries of Operation 2 85 Manufacturing Sites 2 ~11,000 Total Employees 2 Agriculture Infrastructure Modernizing Critical Infrastructure Advancing Agriculture Productivity INFRASTRUCTURE AGRICULTURE 1 As of 01/09/23 .. 2 See 2021 Annual Report .. 3 Includes intersegment sales. 4 Adjusted Operating Income; Please see Company’s Reg G table at end of presentation. 256 256 139 151 GAAP Adjusted | Valmont Industries, Inc.

Expansive Footprint Serves Global Customer Base Operational Excellence Enhances Localization and Creates Flexibility Jan 2023 5 72% 14% 14% Americas EMEA APAC 2021 Sales by Geography | Valmont Industries, Inc.

Market Drivers Infrastructure Segment | Delivering Safety, Security and Reliability 6 Jan 2023 1,802 2,224 3Q 2021 YTD 3Q 2022 YTD Sales 1 • Strong engineering capabilities • Cross - sharing of commercial, operational and development resources • Breadth of product offerings • Unparalleled response time and customer service • Unique global footprint Product Lines 3Q 2022 YTD Sales % Transmission, Distribution and Substation (TD&S) 40% Lighting and Transportation (L&T) 32% Coatings 12% Telecommunications 10% Renewable energy 6% Competitive Advantages • Multi - year stimulus spend to replace aging and upgrade unreliable infrastructure • Renewable generation and vehicle electrification • Utility capex spending • Corrosion protection • Smart cities and smart grids • 5G deployment 74% 26% Sales by Geography 3Q 2022 YTD 1 North America International 1 Includes intersegment sales. 2 Adjusted Operating Income; Please see Company’s Reg G table at end of presentation. 187 256 194 256 3Q 2021 YTD 3Q 2022 YTD Operating Income 2 GAAP Adjusted 10.4% 10.8% 11.6% 11.6% | Valmont Industries, Inc.

Agriculture Segment | Enabling Growers to do More with Less

Competitive Advantages

- #1 global market share position with the best dealer-distribution network
- Global footprint, local presence
- Strong Valley brand
- Valley University for dealer education and training
- Leader in autonomous crop management
- Split Shipment philosophy allows freight maximization, reduced shipping lead times and improved product availability

Market Drivers

- Constraints on freshwater require customers to be more efficient with water use
- Food security concerns and governments' desire to become self-sufficient
- Large installed base creates replacement opportunity
- Digital farm and autonomous management to reduce input costs, increase land productivity and minimize farm labor costs
- Helping customers meet ESG initiatives

Product Lines	3Q 2022 YTD Sales %
North American Irrigation	56%
International Irrigation	44%
Agricultural Technology[1]	8%



Sales[1]
752
1,012
3Q 2021 YTD
3Q 2022 YTD



Operating Income[2,3]
108
114
139
151
14.4%
15.2%
13.8%
14.9%
3Q 2021 YTD
3Q 2022 YTD
GAAP
Adjusted



Sales by Geography 3Q 2022[2] YTD
44%
56%
North America
International

[1] Technology sales are reported as a subset of total Agriculture segment sales [2]Includes intersegment sales. [3]Adjusted Operating Income; Please see Company's Reg G table at end of presentation.

7 Jan 2023 | Valmont Industries, Inc.

valmont

Elevating Delivering Sustainable, Long - Term Profitable Growth 8 Jan 2023 Accelerating Innovating Growth by Expanding Markets that We Serve • Growing services and technology in both segments while also reducing cyclicality • Focusing on high - growth sectors such as Telecommunications and Renewable Energy • Strategically adding incremental capacity in markets with superior demand growth Outcomes by Optimizing Talent and Technology • Leadership using technology to drive productive disruption • Aligning technology investments with global megatrends • Competitive advantage in delivering customer solutions and optimizing talent • Enhancing talent development through innovation ESG Drives Sustainable Outcomes in Operations and for Customers • Culture of continuous improvement drives sustainable operations • Fully operationalized ESG – from Board of Directors to day - to - day management • Upgrading, replacing and protecting critical infrastructure • Helping growers conserve water and reduce inputs | Valmont Industries, Inc.

Elevating | Operational Excellence Drives Sustainable Solutions Jan 2023 Infuse Lean Thinking Into Our Culture; Use Continuous Improvement As Our Enabler 9 Enablers Strategic Priorities Operational Excellence with ESG Focus Enhanced Organizational Structure Culture of Lean Excellence Focus on Disruptive Innovation Drive Simplification Living our tagline: Conserving Resources. Improving Life. ® Strategic integration, not simply “check the box” Expanding from internal focus to external influence Centralized organizational structure drives standard processes Strong leadership establishing functional excellence Elevate lean thinking and vision to world class levels Focus on continuous improvement in systems, processes and tools Drive results via systematic problem - solving & data analytics Industry 4.0 with connected equipment Cutting - edge technology in manufacturing processes Technology roadmap informed by need of the business Support Platform Design initiatives Continuously evaluate Global Footprint Strategy Systems / Supply Chain optimization Solving customers’ challenges while optimizing resources and empowering talent | Valmont Industries, Inc.

Jan 2023 | Valmont Industries, Inc. 10 Sustainability is in our DNA • We have lived our corporate purpose for 76 years • Our purpose connects what businesses we are in, how we deliver value to customers, how we innovate , and how we manage key resources • Our team members are solving essential societal problems , including lack of food security, threat to vital infrastructure from climate change, and energy poverty

Jan 2023 11 Elevating | Delivering on ESG Commitments Source: 2022 Valmont Sustainability Report | Valmont Industries, Inc.

Accelerating | Expanding the Markets We Serve Expanding Our Total Addressable Market by Proactively Capturing Industry Trends Jan 2023 12 MARKET GROWTH NEW PRODUCTS & SERVICES GEOGRAPHIC EXPANSION 2021 VALMONT SHARE $ 3.5B New Products & Services Market Growth Geographic Expansion • Renewable Energy • Transportation Signage • Total Productive Maintenance • Smart Grid Technology • Bridge Girders • Bus Charging Stations • PIM Mitigation • Small Cell • Value - added Services • Digital Transformation • Services • Highway Safety and Signage • Expanding Component Business • Leverage Poles Footprint • M&A • Greenfield sites • Larger, Corporate Farms and Key Accounts (Consolidation) • M&A / Partnerships • Technology Solutions • Higher Value Crops • International Projects (e.g., Egypt, Ag Solar) • International Food Security Infrastructure Agriculture | Valmont Industries, Inc.

Accelerating | Well Positioned for Solar Growth 13 Jan 2023 Increased Renewable Energy Demand is Catapulting Solar Growth VALMONT SOLAR AG SOLAR • 2018 – Convert Italia acquisition • Focus on distributed generation projects • Key international markets have more pronounced barriers to entry and favorable legislation • Targeting additional growth in domestic US market • Strong competitive advantages • Current estimated sales of ~$120M in 2022 • 2020 – Solbras majority stake acquisition • Integrated with our world - class Valley dealer network • Became the sole global provider in this underserved market • Partner of choice due to unparalleled service and support • Current estimated sales to exceed $100M by the end of 2022 | Valmont Industries, Inc.

Innovating | Targeting Megatrends with Technology 14 Our Products and Solutions, Enhanced by Innovative Technology, are Addressing Global Megatrends Jan 2023 INFRASTRUCTURE AGRICULTURE Valmont Technology Automation, AI, ML, Smart, Lean, Agile Digitalization Enabling digital transformation for us and our customers Sustainability Conserving Resources, Improving Life Energy Transition Increasing renewable demand & electrification Food Security Helping feed the world’s growing population | Valmont Industries, Inc.

Innovating | Industry Leading Ag Technologies 15 Jan 2023 Focusing on Technology Services to help Farmers D o More With Less ROI for a tech - enhanced pivot is as soon as Year One The Challenge Extreme weather, availability of labor and constraints on water are challenges faced by customers. Growers need plant level insights to be most efficient with their resources. Our Solution Valmont invests in and acquires technologies to build out an integrated ag tech ecosystem. Bundling Insights from Prospera with pivot sales provides tremendous value to our customers and unprecedented visibility to the field, enabling them actionable insights to produce greater crop yields. Impact Integrating irrigation and technology improves the return on investment for farmers. By focusing on recurring revenue services that provide value to our customers, we are preparing the business to better withstand cyclicality. | Valmont Industries, Inc.

16 Jan 2023 ~10% CAGR Total Shareholder Return Over Past 15 Years 1 Value Creation 1 Total Shareholder Return Annual CAGR from Dec 31 2007 to Dec 30 2022; Source: FactSet Valmont Business Model Drives Strong Results Committed to Focus Areas Establishes our priorities and ensures we are doing the right things that align with shareholder expectations United by Core Values Who we are, how we approach our mission, and how we engage with others Enabling Value Creation Creating value for all stakeholders | Valmont Industries, Inc.

Agriculture Infrastructure Infrastructure Infrastructure Infrastructure Infrastructure Agriculture Agriculture Agriculture Infrastructure 2018 2018 2018 2018/2019 2019 2019 2020 2021 2021 2022 ✓ ✓ ✓ ✓ ✓ ✓ ✓ ✓ ✓ ✓ ✓ ✓ ✓ ✓ ✓ ✓ ✓ ✓ ✓ ✓ ✓ ✓ ✓ ✓ Accelerating | Growing Through Strategic M&A 17 Jan 2023 Creating Value by Investing in High - Growth Sectors Through Disciplined M&A | Valmont Industries, Inc.

Strong Peak to Trough Performance 18 Ability to Execute During Economic Uncertainty Jan 2023 1 Excludes restructuring charges, impairments and significant one - time adjustments. Please see Company’s Reg. G table at end of pr esentation. Trough Trough Peak $2,746 $2,757 $2,767 $2,895 $3,502 $267 $202 $228 $226 $287 $267 $269 $228 $268 $334 $- $100 $200 $300 $400 $500 $600 $700 $- $500 $1,000 $1,500 $2,000 $2,500 $3,000 $3,500 $4,000 2017 2018 2019 2020 2021 Sales GAAP Operating Income Adjusted Operating Income Sales and Operating Income ($M) 1 Highlights • Focused growth strategy driving improved performance • Working together to solve customer challenges • Investing in and delivering innovative technology • Expanding market presence • Growing margins through strategic pricing, operational excellence, and adherence to business model • Aligned with megatrends and positioned for continued growth | Valmont Industries, Inc.

Capital Allocation Framework

2018 – Q3 2022 Use of Cash: $1.5 Billion

GROWING OUR BUSINESS		RETURNING CASH TO SHAREHOLDERS	
30% Capital Expenditures	**39%** Acquisitions	**19%** Share Repurchases	**12%** Dividends
• Investments to support strategic growth initiatives, digital customer experience, Industry 4.0 advanced manufacturing & ESG • Prioritize capital projects with high ROIC	• Strategic fit: Technology acceleration, portfolio breadth, high-growth businesses, global product line focus • Focus on revenue growth and ROIC • Rigor around due diligence and integration	• Opportunistic approach, supported by free cash flow • Repurchased ~2 million shares at an average price of $142.92 per share • ~$101M remains on current authorization	• 10% dividend increase announced February 2022 • Payout ratio target: 22% of earnings • Current payout: ~16%

Disciplined and Balanced Capital Allocation Driving Shareholder Value

19 Jan 2023 | Valmont Industries, Inc.

valmont

Strong Balance Sheet and Ample Liquidity 20 Jan 2023 Cash $166M Total Long - Term Debt $935M Shareholders’ Equity $1,573M Total Debt to Adj. EBITDA 1 1.5x Available Credit under Revolving Credit Facility 2 $595M Cash $166M Total Available Liquidity $761M As of September 24, 2022 ► Long - term debt mostly fixed - rate, with long - dated maturities to 2044 and 2054 ► Total Debt to Adjusted EBITDA remains within our desired range of 1.5 to 2.5 times ► Capital allocation strategy has not changed, and the primary focus is to maintain liquidity to support operations 1 See slide 38 for calculation of Adjusted EBITDA and Leverage Ratio. 2 $800M Total Revolver less borrowings and Standby LC’s of $205M. | Valmont Industries, Inc.

2012-2021 Historical Free Cash Flow[1]

($M)	2012	2013	2014	2015	2016	2017	2018	2019	2020	2021
Net cash flows from operating activities	$ 197.1	$ 396.4	$ 174.1	$ 272.3	$ 232.8	$ 133.1	$ 153.0	$ 307.6	$ 316.3	$ 65.9
Net cash flows from investing activities	(136.7)	(131.7)	(256.9)	(48.2)	(53.0)	(49.6)	(155.4)	(168.1)	(104.0)	(417.3)
Net cash flows from financing activities	(16.4)	(37.4)	(136.8)	(32.0)	(95.2)	(32.0)	(162.1)	(98.9)	(173.8)	133.5
Net cash flows from operating activities	$ 197.1	$ 396.4	$ 174.1	$ 272.3	$ 232.8	$ 133.1	$ 153.0	$ 307.6	$ 316.3	$ 65.9
Purchase of plant, property, and equipment	(97.1)	(106.8)	(73.0)	(45.5)	(57.9)	(55.3)	(72.0)	(97.4)	(106.7)	(107.8)
Free Cash flows	100.0	289.7	101.1	226.8	174.9	77.8	81.0	210.2	209.6	(41.9)
Net earnings attributed to Valmont Industries, Inc.	$ 234.1	$ 278.5	$ 183.9	$ 40.1	$ 175.5	$ 120.5	$ 101.8	$ 146.4	$ 140.7	$ 195.6
Adjusted net earnings attributed to Valmont Industries, Inc.	N/A	$ 295.1	$ 187.7	$ 131.7	$ 139.9	$ 162.7	$ 130.4	N/A	$ 159.8	$ 222.3
Free Cash Flow Conversion - GAAP	0.43	1.04	0.55	5.66	1.00	0.65	0.80	1.44	1.49	(0.21)
Free Cash Flow Conversion - Adjusted	N/A	0.98	0.53	1.71	1.25	0.48	0.62	N/A	1.31	(0.19)

1) Reconciliation of Net Earnings to Adjusted Figures	2012	2013	2014	2015	2016	2017	2018	2019	2020	2021
Net earnings attributed to Valmont Industries, Inc.	$ 234.1	$ 278.5	$ 183.9	$ 40.1	$ 175.5	$ 120.5	$ 101.8	$ 146.4	$ 140.7	$ 195.6
Change in valuation allowance against deferred tax assets	-	-	-	7.1	(20.7)	41.9	-	-	-	5.0
Impairment of long-lived assets	-	12.2	-	61.8	1.1	-	28.6	-	19.1	21.7
Reversal of contingent liability	-	-	-		(16.6)	-	-	-	-	-
Other non-recurring expenses (non-cash)	-	-	-	18.1			-	-	-	-
Deconsolidation of Delta EMD, after-tax and NCI	-	4.4	-	-	-	-	-	-	-	-
Noncash loss from Delta EMD shares	-	-	3.8	4.6	0.6	0.2	-	-	-	-
Adjusted net earnings attributed to Valmont Industries, Inc.	$ 234.1	$ 295.1	$ 187.7	$ 131.7	$ 139.9	$ 162.7	$ 130.4	$ 146.4	$ 159.8	$ 222.3

10 Year Average FCF is $143M; Last 5 Years Has Averaged $107M

[1] Adjusted earnings for purposes of calculating FCF conversion may not agree to the adjusted net earnings. The difference is due to cash restructuring, debt refinancing, or other non-recurring expenses which were settled in cash in the year of occurrence.

21 Jan 2023 | Valmont Industries, Inc.

Jan 2023 22 Years of rapid raw material cost inflation GAAP 0.43X 1.04X 0.55X 5.66X 1.00X 0.65X 0.80X 1.44X 1.49X (0.21X) Adj. N/A 0.98X 0.53X 1.71X 1.25X 0.48X 0.62X N/A 1.31X (0.19X) 2012 – 2021 Free Cash Flow 1 ($M) 100 290 101 227 175 78 81 210 210 (42) 143 (100) (50) - 50 100 150 200 250 300 350 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 10 Year Avg 10 - yr Avg. $143M GAAP 1.28X Adj. 0.84X Historical FCF Conversion by Year 1 Strong Free Cash Flow throughout the Cycle 1 We use the non - GAAP measure of FCF, which we define as GAAP net cash flows from operating activities reduced by capex. We belie ve that FCF is a useful performance measure for management and useful to investors as the basis for comparing our performance wi th other companies. Our measure of FCF may not be directly comparable to similar measures used by other companies. | Valmont Industries, Inc.

GAAP 100% 65% 80% 144% 149% (21%) Adj. 125% 48% 62% N/A 131% (19%) Strong Free Cash Flow Generation 23 1 We use the non - GAAP measure of FCF, which we define as GAAP net cash flows from operating activities reduced by capex. We believ e that FCF is a useful performance measure for management and useful to investors as the basis for comparing our performance with other companies. Our measure of FCF may not be directly comparable to similar measure use by o the r companies. $175 $78 $81 $210 $210 $(42) $(100) $(50) $- $50 $100 $150 $200 $250 Free Cash Flow 1 ($M) Historical FCF Conversion by Year 1 Highlights • Strategic working capital initiatives including inventory optimization, supply chain finance • Using analytics Robotic Process Automation and BI tools to drive cash optimization • Focused on cash conversion cycle • Disciplined, process - oriented approach to business investments 2016 2017 2018 2019 2020 2021 Jan 2023 | Valmont Industries, Inc.

Our 3 – 5 Year Financial Targets 24 13 - 15% EPS Growth 1 7% - 12% Revenue Growth 1 >1.0x Net Earnings FCF Conversion Key Assumptions • Greater near to medium term focus on funding growth with R&D • FCF conversion long - term over the cycle • Acquisitions over time are necessary to achieve top end of range 1 Estimated compound annualized growth rates from base year 2020 >12% Operating Margin >11% ROIC Jan 2023 | Valmont Industries, Inc.

25 Jan 2023 01 02 03 04 Join Our Purpose: Conserving Resources. Improving Life. ® Solving customers’ challenges by providing unique products and solutions , enhanced with technical innovation and aligned to long - term secular growth drivers Executing our strategy and delivering sustainable, long - term profitable growth: >12% Operating Margin & >11% ROIC Employing the Valmont Business Model to drive strong results and create sustainable long - term shareholder value Deploying a balanced capital allocation framework that supports both reinvesting in the business and returning capital to shareholders | Valmont Industries, Inc.

THANK YOU Jan 2023 26 | Valmont Industries, Inc.

APPENDIX 27 Jan 2023 | Valmont Industries, Inc.

28 Reconciliation of Non - GAAP Financial Measures to Reported Financial Measures Operating Income Reconciliation Operating income - as reported $ 255,722 $ 138,779 $ (70,968) $ 323,533 Stock-based compensation - Prospera — 7,523 — 7,523 Prospera intangible asset amortization — 4,935 — 4,935 Adjusted Operating Income $ 255,722 $ 151,237 $ (70,968) $ 335,991 Net Sales - as reported 2,211,616 1,002,118 NM 3,213,734 Operating Income as a % of Net Sales 11.6% 13.8 % NM 10.1 % Adjusted Operating Income as a % of Net Sales 11.6% 15.1 % NM 10.5 % Infrastructure Agriculture Corporate Valmont Thirty-nine weeks ended September 24, 2022 The non - GAAP tables below disclose the impact of intangible asset amortization ( Prospera ) and stock - based compensation recognized for the Prospera employees on fiscal 2022 results. We believe the adjustments for Prospera allow for a better investor understanding of Agriculture segment performance related to traditional segment products. Amounts may be impacted by rounding. We believe it is useful when considering compan y p erformance for the non - GAAP adjusted net earnings and operating income to be taken into consideration by management and investors with the related reported GAAP measures. Jan 2023 | Valmont Industries, Inc.

29 Reconciliation of Non - GAAP Financial Measures to Reported Financial Measures The non - GAAP tables below disclose the impact of 1) the nonrecurring impairment of long - lived assets for the offshore and other steel structures reporting unit (SM) 2) intangible asset amortization and stock - based compensation recognized on the Prospera subsidiary, 3) a write off a receivable following arbitration of a commercial transaction from 2014, 4) acquisition diligence, 5) severance expenses on se gme nt operating income and net earnings and 6) the impact of the U.K. tax rate change on net earnings (adjusts statutory tax rate from 19% to 25%). Amounts may be impacted by rounding. We believe the adjustments for Prospera allow for a better comparison of future Irrigation segment performance as compared to historical results. We believe it is useful when considering company performance for the non - GAAP adjusted net earni ngs and operating income to be taken into consideration by management and investors with the related reported GAAP measures. Jan 2023 | Valmont Industries, Inc.

30 Reconciliation of Non - GAAP Financial Measures to Reported Financial Measures The non - GAAP tables below disclose the impact of 1) the intangible asset amortization and stock - based compensation recognized on the Prospera subsidiary, 2) a write off a receivable following arbitration of a commercial transaction from 2014, 3) acquisition diligence , 4 ) restructuring expenses on segment operating income and net earnings and 6) the impact of the U.K. tax rate change on net earnings (adjusts sta tutory tax rate from 19% to 25%). Amounts may be impacted by rounding. We believe the adjustments for Prospera allow for a better comparison of future Irrigation segment performance as compared to historical results. We believe it is useful when considering company performanc e f or the non - GAAP adjusted net earnings and operating income to be taken into consideration by management and investors with the related r epo rted GAAP measures. Jan 2023 | Valmont Industries, Inc.

31 Reconciliation of Non - GAAP Financial Measures to Reported Financial Measures The non - GAAP tables below disclose the impact on (a) diluted earnings per share of (1) impairment of goodwill, and tradenames, (2) restructuring costs and non - recurring asset impairments (b) operating income from these expenses, and (c) segment operating inco me for these items. Amounts may be impacted by rounding. We believe it is useful when considering company performance for the non - GAAP adjusted net earnings and operating income to be taken into consideration by management and investors with the related report ed GAAP measures. Jan 2023 | Valmont Industries, Inc.

32 Reconciliation of Non - GAAP Financial Measures to Reported Financial Measures The non - GAAP tables below disclose the impact on (a) diluted earnings per share of (1) debt refinancing expenses (2) impairment of goodwill and tradename (3) restructuring and related asset impairment costs (4) non - recurring costs of a vendor quality issue that we expect to recover through future purchases (5) acquisition diligence expenses and (6) the loss from divestiture of its grinding media business, (b) operating inc ome of (1) impairment of goodwill and tradename (2) restructuring and related asset impairment costs (3) a non - recurring vendor quality issue (4) acquisi tion diligence expenses, and (c) segment operating income for these same 4 categories of expenses. Amounts may be impacted by rounding. We believe it is useful when considering company performance for the non - GAAP adjusted net earnings and operating income to be taken into consideration by ma nagement and investors with the related reported GAAP measures. Jan 2023 | Valmont Industries, Inc.

33 Reconciliation of Non - GAAP Financial Measures to Reported Financial Measures The non - GAAP tables below disclose the impact of intangible asset amortization ( Prospera ) and stock - based compensation recognized for the Prospera employees on fiscal 2022 results. We believe the adjustments for Prospera allow for a better investor understanding of Agriculture segment performance related to traditional segment products. Amounts may be impacted by rounding. We believe it is useful when considering compan y p erformance for the non - GAAP adjusted net earnings and operating income to be taken into consideration by management and investors with the related reported GAAP measures. 1 Earnings per share includes rounding 2 The tax effect of adjustments is calculated based on the income tax rate in each applicable jurisdiction Jan 2023 | Valmont Industries, Inc.

34 Reconciliation of Non - GAAP Financial Measures to Reported Financial Measures The non - GAAP tables below disclose the impact of 1) the nonrecurring impairment of long - lived assets for the offshore and other steel structures reporting unit (SM) 2) intangible asset amortization and stock - based compensation recognized on the Prospera subsidiary, 3) a write off a receivable following arbitration of a commercial transaction from 2014, 4) acquisition diligence, 5) severance expenses on se gme nt operating income and net earnings and 6) the impact of the U.K. tax rate change on net earnings (adjusts statutory tax rate from 19% to 25%). Amounts may be impacted by rounding. We believe the adjustments for Prospera allow for a better comparison of future Irrigation segment performance as compared to historical results. We believe it is useful when considering company performance for the non - GAAP adjusted net earni ngs and operating income to be taken into consideration by management and investors with the related reported GAAP measures. 1 Earnings per share includes rounding 2 The tax effect of adjustments is calculated based on the income tax rate in each applicable jurisdiction Jan 2023 | Valmont Industries, Inc.

35 Reconciliation of Non - GAAP Financial Measures to Reported Financial Measures The non - GAAP tables below disclose the impact of 1) the intangible asset amortization and stock - based compensation recognized on the Prospera subsidiary, 2) a write off a receivable following arbitration of a commercial transaction from 2014, 3) acquisition diligence , 4 ) restructuring expenses on segment operating income and net earnings and 6) the impact of the U.K. tax rate change on net earnings (adjusts statutory ta x r ate from 19% to 25%). Amounts may be impacted by rounding. We believe the adjustments for Prospera allow for a better comparison of future Irrigation segment performance as compared to historical results. We believe it is useful when considering company performance for the non - GAAP adjusted net ea rnings and operating income to be taken into consideration by management and investors with the related reported GAAP measures. 1 Earnings per share includes rounding 2 The tax effect of adjustments is calculated based on the income tax rate in each applicable jurisdiction Jan 2023 | Valmont Industries, Inc.

36 Reconciliation of Non - GAAP Financial Measures to Reported Financial Measures The non - GAAP tables below disclose the impact on (a) diluted earnings per share of (1) impairment of goodwill, and tradenames, (2) restructuring costs and non - recurring asset impairments (b) operating income from these expenses, and (c) segment operating inco me for these items. Amounts may be impacted by rounding. We believe it is useful when considering company performance for the non - GAAP adjusted net earnings and operating income to be taken into consideration by management and investors with the related report ed GAAP measures. 1 Earnings per share includes rounding 2 The tax effect of adjustments is calculated based on the income tax rate in each applicable jurisdiction Jan 2023 | Valmont Industries, Inc.

37 Reconciliation of Non - GAAP Financial Measures to Reported Financial Measures The non - GAAP tables below disclose the impact on (a) diluted earnings per share of (1) debt refinancing expenses (2) impairment of goodwill and tradename (3) restructuring and related asset impairment costs (4) non - recurring costs of a vendor quality issue that we expect to recover through future purchases (5) acquisition diligence expenses and (6) the loss from divestiture of its grinding media business, (b) operating inc ome of (1) impairment of goodwill and tradename (2) restructuring and related asset impairment costs (3) a non - recurring vendor quality issue (4) acquisi tion diligence expenses, and (c) segment operating income for these same 4 categories of expenses. Amounts may be impacted by rounding. We believe it is useful when considering company performance for the non - GAAP adjusted net earnings and operating income to be taken into consideration by ma nagement and investors with the related reported GAAP measures. 1 Earnings per share includes rounding 2 The tax effect of adjustments is calculated based on the income tax rate in each applicable jurisdiction Jan 2023 | Valmont Industries, Inc.

38 Calculation of Adjusted EBITDA and Leverage Ratio Certain of our debt agreements contain covenants that require us to maintain certain coverage ratios. Our Debt/Adjusted EBITDA may not exceed 3.5X Adjusted EBITDA (or 3.75X Adjusted EBITDA after certain material acquisitions) of the prior four quarters. See “Leverage Ratio “ below. ($000s) TTM 09/24/2022 Net earnings attributable to Valmont Industries, Inc. 237,387 $ Interest expense 45,423 Income tax expense 95,623 Stock-based compensation 40,823 Depreciation and amortization expense 97,615 EBITDA 516,871 Asset impairments 27,911 Adjusted EBITDA - last four quarters 544,782 $ Net indebtedness 825,949 $ Leverage ratio 1.52 Interest-bearing debt 942,170 $ Less: cash and cash equivalents in excess of $50 million 116,221 Net indebtedness 825,949 $ Jan 2023 | Valmont Industries, Inc.